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                                                                    Exhibit 10.3

                                   AGREEMENT


     THIS AGREEMENT is made and entered into this 27th day of March, 1997, by and between DAVID B. ABRAMS (hereinafter "Abrams"), MARK H. SNYDER (hereinafter "Snyder") and COYOTE SPORTS, INC., a Nevada corporation (hereinafter referred to for convenience as "Coyote"), with respect to the following.


                                   RECITALS

     A. Because Abrams and Snyder are the sole and only shareholders of Cape Composites, Inc. (hereinafter "Cape") and Cape has produced, developed and acquired certain assets in the operation of its business, including but not limited to all Patents, Copyrights, Trademarks, Trade names, Trade Secrets and other Proprietary Information, Art, Molds, Drawings, Product Specifications, Sketches, Graphics, Decals, Screen Printing Materials, Heat Transfer Processes and Materials, Research and Development Materials, Goodwill, Going Concern Value, Customer Lists, Credit Files, Vendor Lists, Backlog, Purchase Orders, Furniture, Fixtures, Equipment, Materials, Inventory, Accounts Receivable, Instruments, and Cash and the like, more specifically, but without limitation, set out in Exhibit A hereto;

     B. Because Cape is currently unable to itself capitalize its business adequately to fill its current orders for its products; and

     C. Because Coyote is in a position to provide for appropriate capitalization, management, and business expertise for the management of Cape's business, but only on certain terms and conditions and in the form and manner hereinbelow provided for;


                                   AGREEMENT
                                   =========

     Now therefore, the parties agree as follows:

     1.  Agreement to convey all shares of Cape to an entity to be formed.
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Abrams and Snyder will immediately upon execution of this instrument, convey all of the shares of Cape to a Limited Liability Company formed pursuant to the laws of the State of Colorado (hereinafter referred to as "CC LLC" for convenience) as its capital contribution to CC LLC. Coyote will, as its capital contribution to CC LLC, arrange for and guaranty, sufficient working capital for Cape to finance its current operations, and, within 180 days of the date of this agreement, procure the release of the personal guaranties and obligations of Mark H. Snyder , David B. Abrams, Roberta B. Abrams and their families of approximately $778,088.00 of Cape's current obligations to Merrill Lynch, CCI Vendor Corporation, Leonard Suffredini, Rex Gosnell and Virgil Jaenicke. Additionally, Coyote will undertake such actions as are necessary to remove Mark
H. Snyder and

David B. Abrams and their families as guarantors on equipment leases with Refco Investments, Monarch Capital Corporation, and Toshiba Corporation, and on Cape's facilities sub-lease with CCI Vendor Corporation. In order to secure Coyote's performance of its obligations under this Paragraph 1, Coyote hereby grants Abrams and Snyder, respectively, a security interest in and to the shares of Cape each of them conveys to CC LLC pursuant to this agreement.

     2.  Agreement for assumption certain liabilities of Cape.  The parties
         ----------------------------------------------------
agree that upon the formation of CC LLC, and the conveyance of the aforedescribed assets to it, that it will assume and agree to pay all of the liabilities of Cape which are identified in Exhibit B (hereinafter referred to as the "Identified Liabilities" for convenience) and no other liabilities of Cape whatsoever. Abrams and Snyder, jointly and severally agree to pay any and all other liabilities of Cape other than the identified liabilities, and hereby indemnify and save Cape harmless from all liabilities, charges, claims and demands, whether known or unknown, vested or contingent, choate or inchoate, which exist on or before the date of this agreement.

     3.  Ownership interests in CC LLC.  CC LLC shall be formed in substantial
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conformity with the Articles of Organization and Operating Agreement which are attached hereto as Exhibits C and D respectively, with the Membership Interests in CC LLC being owned 10% by Abrams, 10% by Snyder and 80% by Coyote. Coyote or its designee, shall be the Manager of CC LLC, and shall conduct all of its business and affairs.

     4.  Warranties and Representations of Abrams and Snyder:
         ---------------------------------------------------

         a.  Authority and Title.  Abrams and Snyder and each of them warrant
             -------------------
that they are the true owners of the shares of Cape to be conveyed hereby, and that collectively their shares represent one hundred (100%) percent of the issued and outstanding shares of Cape, that said shares of Cape are unencumbered and free from any and every claim of others, and that Cape is duly organized, constituted and in good standing under the laws of the State of California.

         b.  Books and Records.  Abrams and Snyder and each of them warrant and
             -----------------
represent that all of the books and records of Cape adequately and fairly reflect the business and operations of Cape and that each and all of the orders contained in the Backlog (which is part of Exhibit A hereto) are true and bona
                                                                          ----
fide, and taken by Cape in the ordinary course of its business, and there has
----
been no material change regarding any order shown in the Backlog which is not appearing in the Backlog and further warrant and represent that each and every customer listed in the Customer List has within the last one (1) year placed an order with Cape, and Cape has no knowledge that any such customer has terminated its operations or intends not to do business with Cape in the future.

         c.  Equipment and Machinery.  Abrams and Snyder and each of them
             -----------------------
warrant and represent that all of the equipment and machinery set forth on Exhibit A is in good working order, ordinary wear and tear excepted.

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         d.  Inventory.  Abrams and Snyder and each of them warrant and
             ---------
represent that the inventory set forth on Exhibit A of Cape exists and is in the current Possession of Cape, and is properly stored and in good condition and useable for its intended purposes, except for such inventory sold to customers in the ordinary course of business from the date of such inventory shown on Exhibit A through the closing hereof.

         e.  Cash and Accounts.  Abrams and Snyder and each of them warrant and
             -----------------
represent that the accounting and financial records of Cape truly, correctly and faithfully reflect the current accounts receivable and cash owned by Cape, and no financial transactions between Cape and any person have occurred in the last one (1) year which are not properly and clearly reflected in Cape's accounting and financial records.

         f.  Brokers and Finder's fees.  Abrams and Snyder and each of them
             -------------------------
warrant and represent that no one is entitled to receive any broker's commission or finder's fee or other commission in connection with the transaction contemplated by this agreement.

         g.  Disclosures.  Cape has in March, 1997 permitted inspection of its
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assets and liabilities, and provided access to all of Cape's financial records and other company records, by a representative of Coyote at Cape's offices in San Diego, California, and Abrams and Snyder and each of them warrant and represent that during such disclosure, all documents, files, art, records and information concerning each and all of the assets and -liabilities and business and operations of Cape were truly and fairly disclosed to said representative, and nothing material was concealed or not disclosed, and in each of their respective true and honest opinions, said representative was clearly presented and saw and understood all material components of each and every asset and liability of Cape, and was clearly presented and saw and understood the true operations and condition of Cape.

     5.  Warranties and Representations of Coyote:
         -----------------------------------------

         (a) Coyote is a corporation validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement;

         (b) The execution, delivery and performance of this Agreement has been duly and validly authorized and approved by Coyote, and no further corporate action by Coyote is or shall be required for such execution, delivery and performance;

         (c) This Agreement has been duly executed by and on behalf of Coyote and constitutes a valid and binding obligation of Coyote; and

         (d) The performance of its obligations hereunder by Coyote will not:

             (i) conflict with or result in a breach of, or constitute a default under,

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any of the terms, conditions or provisions of:

                   (A) the articles of incorporation or bylaws of Coyote,

                   (B) to the best of Coyote's knowledge, any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which Coyote is subject and of which disclosure has not otherwise been made, or

                   (C) any material agreement, lease, commitment or contract to which Coyote is a party or is subject, or

             (ii) give to others any interest or rights, including rights of termination, cancellation or acceleration, any of which events could adversely affect the ability of Coyote to perform its obligations hereunder.

     6.  Arbitration of Disputes.  In the event of any dispute hereunder, the
         -----------------------
parties agree that the same shall be submitted to binding arbitration under the auspices of the American Arbitration Association for determination pursuant to its Commercial Rules then obtaining, in Denver, Colorado before a single neutral arbitrator agreed upon by the parties, or in the event the parties are unable to agree upon an arbitrator within a reasonable time in the opinion of the AAA Tribunal Administrator, a single arbitrator appointed by the AAA in accordance with its customary procedures. The arbitrator shall award the prevailing party in any such arbitration its reasonable costs and attorney's fees.

     7.  Applicable Law.  This agreement shall be interpreted under the laws of
         --------------
the State of Colorado, and contains the entire agreement between the parties, and shall not be modified or modifiable except by writing signed by all of the parties hereto.


     IN WITNESS WHEREOF the parties hereto have set their hands and seals on the date first written above.


                                    /s/ David B. Abrams
                                   ----------------------------
                                   DAVID B. ABRAMS



                                    /s/ Mark H. Snyder
                                   ----------------------------
                                   MARK H. SNYDER

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                                  COYOTE SPORTS, INC.


                                  By: /s/ Mel S. Stonebraker
                                     -----------------------------------
                                     Mel Stonebraker, President


                                  Attest:


[SEAL]                            /s/ James M. Probst
                                  --------------------------------------
                                         James M. Probst, Secretary

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